UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2010 (April 8, 2010)

WORTHINGTON INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 438-3210

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2010, Worthington Industries, Inc. (the “Company”) completed the public offering (the “Notes Offering”) of $150 million aggregate principal amount of its 6.50% Notes due 2020 (the “Notes”). The Notes were offered pursuant to the prospectus supplement dated April 8, 2010, to the prospectus dated April 8, 2010 (together, the “Prospectus”), which forms part of the Company’s effective registration statement on Form S-3 (File No. 333-165942) filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2010.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-165942) filed with the Securities and Exchange Commission on April 8, 2010. The Company filed a prospectus supplement dated April 8, 2010, to the prospectus dated April 8, 2010 (together, the “Prospectus”), relating to the Notes.

The sale of the Notes was made pursuant to the terms of an Underwriting Agreement dated April 8, 2010 (the “Underwriting Agreement”) between the Company and Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representative of the several underwriters named in the Underwriting Agreement (the “Underwriters”). The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The terms of the Notes are governed by an Indenture dated as of April 13, 2010 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated as of April 13, 2010 (the “Supplemental Indenture”) between the Company and the Trustee.

The Notes are senior unsecured obligations of the Company and rank equal in right of payment with the Company’s existing and future unsecured and unsubordinated indebtedness. Interest on the Notes will accrue at a rate of 6.50% per annum and is payable on April 15 and October 15 of each year, commencing October 15, 2010. The Notes mature on April 15, 2020. The terms of the Notes are further described in the Prospectus.

Certain of the Underwriters and their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Affiliates of Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and certain other Underwriters are lenders under the Company’s revolving credit facility, and an affiliate of Wells Fargo Securities, LLC acts as a co-documentation agent under the revolving credit facility. The Company intends to use the net proceeds from the Notes Offering to repay a portion of the outstanding borrowings under its revolving credit facility and amounts outstanding under its revolving trade accounts receivable securitization facility and, therefore, affiliates of the Underwriters that are lenders under the Company’s revolving credit facility will receive a portion of the net proceeds from the Notes Offering.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture (which includes the form of the Notes), copies of which are filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

Copies of the Company’s news releases each dated April 8, 2010 announcing the commencement of the Notes Offering and the pricing of the Notes Offering are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) – (c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 8, 2010, between Worthington Industries, Inc. and Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representative of the several underwriters named therein.

4.1	Indenture, dated as of April 13, 2010, between Worthington Industries, Inc. and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of April 13, 2010, between Worthington Industries, Inc. and U.S. Bank National Association, as Trustee.

4.3	Form of 6.50% Notes due 2020 (included in Exhibit 4.2).

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

99.1	News Release dated April 8, 2010 announcing the commencement of the offering.

99.2	News Release dated April 8, 2010 announcing the pricing of the offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: April 13, 2010

	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated April 8, 2010 between Worthington Industries, Inc. and Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representative of the several underwriters named therein.

4.1	Indenture dated as of April 13, 2010 between Worthington Industries, Inc. and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture dated as of April 13, 2010 between Worthington Industries, Inc. and U.S. Bank National Association, as Trustee.

4.3	Form of 6.50% Notes due 2020 (included in Exhibit 4.2).

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

99.1	News Release dated April 8, 2010 announcing the commencement of the offering.

99.2	News Release dated April 8, 2010 announcing the pricing of the offering.

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